Services Agreement

1  Parties Involved and the Purpose of Cooperation

This Services Agreement (the "Agreement") is by and between Legendium, Inc. ("Legendium") and American Market Support Network, Inc. ("AMSN").

The object of the Agreement is for Legendium perform the services on behalf of AMSN, as described below and only as approved by AMSN.

2  Services to be Provided

The services Legendium shall provide for AMSN shall include, but may not be limited to: management of accounting services, i.e. accounts receivable/accounts payable/payroll/bank accounts/etc; management of IT-related hardware/software/network; set up and management of Internet and telecommunications accounts and equipment; preparation of internal and external documents; coordination of mail/parcel services; acquisition of office supplies; and general office administration. These duties shall be laid out in more detail by the management of AMSN during the period Legendium is contracted by AMSN.

3  Liability

Legendium shall conduct activities strictly under the conditions that its personnel are acting in the capacity as contracted service providers to AMSN. Any activities Legendium personnel perform in this capacity, that have not been specifically ordered by AMSN, shall be considered independent acts on Legendium's part and AMSN assumes no liability or responsibility related to said activities, or any consequences related to said activities, or their use or misuse.

4  Anti-Recruiting

Neither AMSN nor Legendium shall recruit any of the other party's employees or other affiliated personnel during or for six (6) months after the termination of this Agreement.

5  Handling the Agreement Contract to a Third Party

This Agreement cannot be released to a third party (except AMSN's designee) without written approval of the non-releasing party. This Agreement will be written in two identical copies, one for both parties involved.

6  The Validity of the Agreement

This Agreement shall be effective August 1, 2001 and continue in full force and effect until canceled by Legendium or AMSN through means outlined in this Agreement. This Agreement can be canceled by either party by giving the other party twenty-four hours written notice. Legendium may also cancel this Agreement at any time with twenty-four hours written notice if AMSN fail to make scheduled payments to Legendium on a timely basis.

7  Financial Information

For the above services, Legendium will be compensated according to its customary fee schedule.

Legendium shall be responsible for keeping accurate records of the services it performs for AMSN and presenting invoices based on those records to AMSN for payment. AMSN shall pay those invoices in a timely fashion.

8  Miscellaneous

8.1  Notices.

All reports, communications, requests, demands or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

                        Legendium    Communications,    Inc./Pertti
                        Lubanto
                        5599 San Felipe, Suite 975
                        Houston, TX 77056

                        American Market Support Network
                        5599 San Felipe, Suite 975
                        Houston, TX 77056

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

8.2  Integration.

This Agreement sets forth the entire Agreement and understanding between the parties, or to the subject matter hereof and supersedes and merges all prior discussion, arrangements and agreements between them.

8.3  Amendments.

This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

8.4  Interpretation.

This Agreement shall be construed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflict of law. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.

8.5  Jurisdiction.

The parties hereby (i) agree that the State and Federal courts sitting in the State of Texas, County of Harris shall have exclusive jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and
(iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in Article 9.1 hereof shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

8.6  Severability.

In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.7  Waiver.

No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No waiver by wither party of any provision of this Agreement, or of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative an in addition to any other rights or remedies such parties may have at law or in equity.

9  Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 1st day of August 2002.


For Legendium, Inc.                             /s/ Pertti Luhanto
                                              ---------------------
                                                Pertti Luhanto


For  American  Market  Support Network,  Inc.   /s/  Alvie  T. Merrill
                                              ---------------------
                                                Alvie T. Merrill